                                                                     Exhibit 5.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-10, as amended by pre-effective Amendment No. 1 (the "Registration Statement") of our report dated January 28, 2003, relating to the financial statements of Greenlight Power Technologies, Inc., which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in the Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Vancouver, British Columbia

January 27, 2004